Exhibit 99.1
    NEWS RELEASE

Company Contact	Investor Contact
Jon Wilson	Brett L. Perry
Chief Financial Officer	Shelton Group
503-615-1685	214-272-0070
jon.wilson@radisys.com	bperry@sheltongroup.com

RADISYS REPORTS FOURTH QUARTER 2017 RESULTS

Cost Reduction Actions Begin to Drive Improvement in Results from Operations

HILLSBORO, OR - February 7, 2018 - Radisys Corporation (NASDAQ: RSYS), a global leader of open telecom solutions, today announced financial results for the fourth quarter ended December 31, 2017.

Fourth Quarter Summary

•	Consolidated revenue of $32.3 million, with sequential growth in Software-Systems revenue of 31%;

•	GAAP gross margin of 4.2% and non-GAAP gross margin of 40.4%;

•	GAAP loss per share was $0.50 and non-GAAP loss per share was $0.01, above the high-end of the Company’s guidance range;

•	Secured initial orders from new FlowEngine customer for expected deployments into a European service provider;

•	Announced MediaEngine product order for nearly $5 million from a leading Asian customer, of which $3.5 million was shipped during the quarter; and

•	Secured new award for MediaEngine via a channel partner for VoLTE deployment with a Tier 1 service provider in China.

“Our fourth quarter operating results were at or above the high-end of our expectations through a combination of sequential revenue growth across our strategic product lines and initial savings related to our cost-reduction plans,” said Brian Bronson, Radisys President and Chief Executive Officer. “As announced in January, we are narrowing our strategic focus towards our Software-Systems business, which in part will be enabled by the closing of our recently secured financing. In turn, this has enabled us to implement plans to decrease operating expenses by over $14 million, or 25% annually, in 2018 and also reduce our working capital requirements. As a result of these actions, we are poised to deliver annual non-GAAP gross margins above 40% and operating expenses below $40 million in 2018, while driving to return the Company to quarterly non-GAAP profitability.

“We are fully focused on executing and delivering differentiated, open-centric software and solutions that are tied to market growth drivers in 5G, voice-over-LTE, SDN and NFV. We have a strong pipeline of engagements for our Software-Systems products, and I continue to believe we are positioned favorably to play a disruptive role in these growing markets as we diligently work to convert opportunities into commercial wins throughout 2018.”

Software-Systems Results

For the fourth quarter of 2017, Software-Systems revenue was $14.8 million, compared to $11.3 million in the prior quarter and $17.7 million in the fourth quarter of 2016. The sequential improvement was the result of strong deployments on both a direct and channel basis for MediaEngine as well as the timing of revenue recognition for certain professional services engagements.

Gross margin was 53.9%, compared to 47.9% in the prior quarter and 58.3% in the fourth quarter of 2016. Operating income was $0.6 million, compared to an operating loss of $2.4 million in the prior quarter and operating income of $1.4 million in the fourth quarter of 2016.

Hardware Solutions Results

For the fourth quarter of 2017, Hardware Solutions revenue was $17.5 million, compared to $17.5 million in the prior quarter and $22.9 million in the fourth quarter of 2016.

Gross margin was (26.7)%, compared to (13.2)% in the prior quarter and 23.1% in the fourth quarter of 2016. Operating loss was $9.6 million, compared to an operating loss of $7.9 million in the prior quarter and an operating loss of $0.1 million in the fourth quarter of 2016. Segment gross margin and operating losses were significantly impacted by inventory write-downs in the fourth and third quarters of 2017, the impact of which is outlined below:

Impact of Inventory Charges on Hardware Solutions Segment Gross Margins
	Q417	Q317	Q416
Inventory charges ($ millions)	$9.7	$6.6	$1.5
Inventory charges (%)	(56)%	(38)%	(7)%

Consolidated Results

For the fourth quarter of 2017, consolidated revenue was $32.3 million, compared to $28.8 million in the prior quarter and $40.6 million in the fourth quarter of 2016.

On a GAAP basis, gross margin in the fourth quarter of 2017 was 4.2%, compared to 4.2% in the prior quarter and 33.6% in the fourth quarter of 2016. Fourth quarter 2017 GAAP research and development and selling, general, and administrative expenses were $12.7 million, compared to $13.5 million in the prior quarter and $15.2 million in the fourth quarter of 2016. The decline in operating expenses over the comparable periods was primarily the result of restructuring actions associated with the Company’s Hardware Solutions business.

On a non-GAAP basis, fourth quarter 2017 gross margin was 40.4%, compared to 10.8% in the prior quarter and 38.4% in the fourth quarter of 2016. Fourth quarter 2017 research and development and selling, general and administrative expenses on a non-GAAP basis were $12.3 million, compared to $13.4 million in the prior quarter and $14.4 million in the fourth quarter of 2016.

For the fourth quarter of 2017, the Company recorded a GAAP net loss of $19.6 million, or ($0.50) per share, compared to a GAAP net loss of $15.4 million, or ($0.39) per share, in the prior quarter and a GAAP net loss of $4.1 million, or ($0.11) per share, in the fourth quarter of 2016. On a non-GAAP basis, the Company recorded a net loss of $0.3 million, or ($0.01) per share, in the fourth quarter of 2017, compared to a net loss of $11.0 million, or ($0.28) per share, in the prior quarter and net income of $1.6 million, or $0.04 per diluted share, in the fourth quarter of 2016.

First Quarter 2018 Financial Guidance

•
Revenue is expected between $22 to $24 million, with revenue mix weighted slightly towards the Hardware-Solutions segment at the midpoint. Hardware-Solutions revenue is expected to include approximately $5 million of revenue associated with legacy customer last-time builds.

•
GAAP gross margin is expected to approximate 23% and GAAP R&D and SG&A expenses are expected to be approximately $11 million. Non-GAAP gross margin is expected between 31% and 33% of sales. Non-GAAP gross margins are expected to expand throughout 2018 as Software-Systems revenue becomes an increasingly larger portion of the Company’s revenue mix.

•
Non-GAAP R&D and SG&A expenses are expected to approximate $10 million, down nearly 20% from the fourth quarter of 2017 as targeted expense actions are expected to be substantially complete by the end of the first quarter.

•
GAAP loss is expected to range from ($0.22) to ($0.18) per share. Non-GAAP loss is expected to range from ($0.12) to ($0.08) per share. Both GAAP and non-GAAP loss per share are based on a projected 40 million shares outstanding.

Conference Call and Webcast Information

The Company will host a conference call to discuss fourth quarter 2017 results on February 7, 2018, at 5:00 p.m. ET. To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 4378589. The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on February 27, 2018. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 4378589. A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

About Radisys

Radisys (NASDAQ: RSYS), a global leader in open telecom solutions, enables service providers to drive disruption with new open architecture business models. Radisys’ innovative disaggregated and virtualized enabling technology solutions leverage open reference architectures and standards, combined with open software and hardware to power business transformation for the telecom industry, while its world-class services organization delivers systems integration expertise necessary to solve communications and content providers’ complex deployment challenges. For more information, visit www.Radisys.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, financial outlook and expectations for the first quarter of 2018, and statements related to revenue and gross margins from our respective segments and product lines, investments in future growth, expense savings or reductions, increased profitability, product line focus, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, customer requirements, outcome of product trials, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company’s ability to raise additional capital, (b) increased Tier 1 commercial deployments across multiple product lines, (c) continued implementation of the Company’s next-generation products, (d) customer implementation of traffic management solutions, (e) the outcome of product trials, (f) the market success of customers' products and solutions, (g) the development and transition of new products and solutions, including the Company’s FlowEngine appliance, MobilityEngine 5G RAN technology, MediaEngine Transcoding solutions and professional services programs across the Company’s strategic product lines, (h) the enhancement of existing products and solutions to meet customer needs and respond to emerging technological trends, (i) the Company's dependence on certain customers and high degree of customer concentration, (j) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (k) matters affecting the telecom and embedded product industries, including changes in industry standards, changes in customer requirements and new product introductions, (l) actions by regulatory authorities or other third parties, (m) cash generation, (n) changes in tariff and trade policies and other risks associated with foreign operations, (o) fluctuations in currency exchange rates, (p) the ability of the Company to successfully complete any future restructuring, acquisition or divestiture activities, (q) risks relating to fluctuations in the Company's operating results, the uncertainty of revenues and profitability and the ability to meet certain financial covenants as well as the potential need to raise additional funding, (r) risks related to cost reduction efforts and (s) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in the Company's Annual Report on Form 10-K, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov.. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of February 7, 2018. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, (d) non-cash income tax expense, (e) gain on the liquidation of foreign subsidiaries and (f) restructuring inventory write-down. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Radisys® is a registered trademark of Radisys

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues
Product	$23,410	$31,019	$99,090	$176,141
Service	8,882	9,542	34,678	36,251
Total revenues	32,292	40,561	133,768	212,392
Cost of sales:
Product	23,743	19,834	84,193	127,771
Service	5,277	5,187	21,098	20,826
Amortization of purchased technology	1,927	1,927	7,707	7,707
Total cost of sales	30,947	26,948	112,998	156,304
Gross margin	1,345	13,613	20,770	56,088
Operating expenses:
Research and development	5,303	6,024	23,416	24,068
Selling, general and administrative	7,347	9,208	32,792	33,722
Intangible assets amortization	197	1,260	3,006	5,040
Restructuring and other charges, net	5,525	1,315	8,339	2,917
Loss from operations	(17,027)	(4,194)	(46,783)	(9,659)
Interest expense	(272)	(90)	(1,199)	(482)
Other income (expense), net	(352)	861	(895)	2,324
Loss before income tax expense	(17,651)	(3,423)	(48,877)	(7,817)
Income tax expense	1,980	634	3,727	2,434
Net loss	$(19,631)	$(4,057)	$(52,604)	$(10,251)

Net loss per share:
Basic	$(0.50)	$(0.11)	$(1.35)	$(0.27)
Diluted	$(0.50)	$(0.11)	$(1.35)	$(0.27)
Weighted average shares outstanding
Basic	39,207	38,468	38,994	37,668
Diluted	39,207	38,468	38,994	37,668

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$8,124	$33,087
Accounts receivable, net	32,820	38,378
Inventories, net	4,265	20,021
Other current assets	6,607	7,151
Total current assets	51,816	98,637
Property and equipment, net	4,728	6,713
Intangible assets, net	6,862	17,575
Other assets, net	2,623	5,260
Total assets	$66,029	$128,185

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,297	$20,805
Deferred revenue	4,200	5,715
Other accrued liabilities	14,116	14,143
Line of credit	16,000	25,000
Total current liabilities	52,613	65,663
Other long-term liabilities	6,866	5,966
Total liabilities	59,479	71,629
Shareholders' equity:
Common stock	342,219	339,715
Accumulated deficit	(336,182)	(281,600)
Accumulated other comprehensive income	513	(1,559)
Total shareholders’ equity	6,550	56,556
Total liabilities and shareholders’ equity	$66,029	$128,185

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(19,631)	$(4,057)	$(52,604)	$(10,251)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	3,080	4,481	15,476	17,256
Stock-based compensation expense	376	930	2,192	3,797
Inventory valuation allowance	10,063	1,542	17,963	4,212
Other	2,972	(422)	4,028	(691)
Changes in operating assets and liabilities:
Accounts receivable	933	18,252	5,463	22,609
Inventories and deferred cost of sales	(2,112)	(2,870)	620	4,890
Other receivables	852	(553)	808	7,110
Accounts payable	(2,211)	(11,540)	(2,237)	(22,805)
Deferred revenue	(1,629)	(229)	(2,786)	(14,967)
Other operating assets and liabilities	2,002	1,635	(811)	(1,351)
Net cash provided by (used in) operating activities	(5,305)	7,169	(11,888)	9,809
Cash flows from investing activities:
Capital expenditures	(354)	(1,511)	(4,898)	(4,931)
Net cash used in investing activities	(354)	(1,511)	(4,898)	(4,931)
Cash flows from financing activities:
Payments (borrowings) on line of credit, net	1,000	—	(9,000)	10,000
Other financing activities, net	85	195	380	(2,526)
Net cash provided by (used in) financing activities	1,085	195	(8,620)	7,474
Effect of exchange rate changes on cash and cash equivalents	16	(245)	443	(29)
Net increase (decrease) in cash and cash equivalents	(4,558)	5,608	(24,963)	12,323
Cash and cash equivalents, beginning of period	12,682	27,479	33,087	20,764
Cash and cash equivalents, end of period	$8,124	$33,087	$8,124	$33,087

REVENUES, GROSS MARGIN AND INCOME (LOSS) FROM OPERATIONS BY OPERATING SEGMENT
(In thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue
Software-Systems	$14,787	$17,682	$47,730	$56,783
Hardware Solutions	17,505	22,879	86,038	155,609
Total revenues	$32,292	$40,561	$133,768	$212,392

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Gross margin
Software-Systems	$7,976	$10,302	$25,104	$34,488
Hardware Solutions	(4,681)	5,290	3,530	29,660
Corporate and other	(1,950)	(1,979)	(7,864)	(8,060)
Total gross margin	$1,345	$13,613	$20,770	$56,088

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Income (loss) from operations
Software-Systems	$606	$1,373	$(6,968)	$(18)
Hardware Solutions	(9,608)	(135)	(18,571)	9,820
Corporate and other	(8,025)	(5,432)	(21,244)	(19,461)
Total loss from operations	$(17,027)	$(4,194)	$(46,783)	$(9,659)

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2017		2016		2017		2016
North America	$10,293	31.9%	$13,082	32.3%	$60,147	45.0%	$129,781	61.1%
Asia Pacific	10,585	32.8	15,497	38.2	28,404	21.2	37,521	17.7
Europe, the Middle East and Africa	11,414	35.3	11,982	29.5	45,217	33.8	45,090	21.2
Total	$32,292	100.0%	$40,561	100.0%	$133,768	100.0%	$212,392	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended				Year Ended
	December 31				December 31
	2017		2016		2017		2016
GROSS MARGIN:
GAAP gross margin	$1,345	4.2%	$13,613	33.6%	$20,770	15.5%	$56,088	26.4%
(a) Amortization of acquired intangible assets	1,927		1,927		7,707		7,707
(b) Stock-based compensation	23		53		157		354
(f) Restructuring inventory write-down	9,745		—		9,745		—
Non-GAAP gross margin	$13,040	40.4%	$15,593	38.4%	$38,379	28.7%	$64,149	30.2%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$5,303	16.4%	$6,024	14.9%	$23,416	17.5%	$24,068	11.3%
(b) Stock-based compensation	22		169		387		845
Non-GAAP research and development	$5,281	16.4%	$5,855	14.4%	$23,029	17.2%	$23,223	10.9%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$7,347	22.8%	$9,208	22.7%	$32,792	24.5%	$33,722	15.9%
(b) Stock-based compensation	331		708		1,648		2,598
Non-GAAP selling, general and administrative	$7,016	21.7%	$8,500	21.0%	$31,144	23.3%	$31,124	14.7%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(17,027)	(52.7)%	$(4,194)	(10.3)%	$(46,783)	(35.0)%	$(9,659)	(4.5)%
(a) Amortization of acquired intangible assets	2,124		3,187		10,713		12,747
(b) Stock-based compensation	376		930		2,192		3,797
(c) Restructuring and other charges, net	5,525		1,315		8,339		2,917
(f) Restructuring inventory write-down	9,745		—		9,745		—
Non-GAAP income (loss) from operations	$743	2.3%	$1,238	3.1%	$(15,794)	(11.8)%	$9,802	4.6%

NET INCOME (LOSS):
GAAP net loss	$(19,631)	(60.8)%	$(4,057)	(10.0)%	$(52,604)	(39.3)%	$(10,251)	(4.8)%
(a) Amortization of acquired intangible assets	2,124		3,187		10,713		12,747
(b) Stock-based compensation	376		930		2,192		3,797
(c) Restructuring and other charges, net	5,525		1,315		8,339		2,917
(d) Income taxes	1,583		231		2,276		913
(e) Loss (gain) on the liquidation of foreign subsidiaries	—		—		313		(421)
(f) Restructuring inventory write-down	9,745		—		9,745		—
Non-GAAP net income (loss)	$(278)	(0.9)%	$1,606	4.0%	$(19,026)	(14.2)%	$9,702	4.6%

GAAP weighted average diluted shares	39,207		38,468		38,994		37,668
Dilutive equity awards included in
non-GAAP earnings per share	—		1,313		—		1,202
Non-GAAP weighted average diluted shares	39,207		39,781		38,994		38,870
GAAP net loss per share (diluted)	$(0.50)		$(0.11)		$(1.35)		$(0.27)
Non-GAAP adjustments detailed above	0.49		0.15		0.86		0.52
Non-GAAP net income (loss) per share (diluted)	$(0.01)		$0.04		$(0.49)		$0.25

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET LOSS PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	March 31, 2018
	Low End	High End
GAAP net loss	(8.8)	(7.0)
(a) Amortization of acquired intangible assets	2.1	2.1
(b) Stock-based compensation	0.5	0.5
(c) Restructuring and acquisition-related charges, net	1.2	1.0
(f) Income taxes	0.2	0.2
Total adjustments	4.0	3.8
Non-GAAP net loss	(4.8)	(3.2)

GAAP weighted average shares	40,000	40,000
Non-GAAP adjustments	—	—
Non-GAAP weighted average shares	40,000	40,000

GAAP net loss per share	(0.22)	(0.18)
Non-GAAP adjustments detailed above	0.10	0.10
Non-GAAP net loss per share	(0.12)	(0.08)

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
March 31, 2018
GAAP	23.2%
(a) Amortization of acquired intangible assets	8.4
(b) Stock-based compensation	0.4
Non-GAAP	32.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
March 31, 2018
GAAP	$10.8
(b) Stock-based compensation	0.5
Non-GAAP	$10.3

Non-GAAP financial measures includes the performance of Software-Systems and Embedded Products and Hardware Services.
The Company excludes the following corporate and other expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.

(e) Loss (gain) on the liquidation of foreign subsidiaries: On a non-recurring basis we have recorded a gain or loss to reflect the realization of accumulated foreign currency translation adjustments upon the liquidation of certain international subsidiaries. This gain or loss represents the net unrealized foreign currency translation gains or losses accumulated from changes in exchange rates and the related effects from the translation of assets and liabilities of these entities. The liquidation of foreign subsidiaries occurs on an infrequent basis and management does not view the impact of this non-cash charge as indicative of the ongoing performance of the Company.  As such, the Company believes it is appropriate to exclude this gain from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(f) Restructuring inventory write-down: Includes inventory write-downs associated with non-recurring events, predominantly tied to the Company’s decision to end-of-life or discontinue certain products for which the Company has no future ongoing demand. During the fourth quarter of 2017, the Company recorded such charges tied to discrete product decisions within its Hardware-Solutions segment associated with its DCEngine and certain legacy embedded products. Restructuring inventory write-downs are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has incurred various inventory write-downs over the past several years, they have generally been associated with ongoing business activities. As such, the Company believes it is appropriate to exclude end-of-life and product discontinuance inventory write-downs from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.